Exhibit 10.1
SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT
          This Second Amendment and Waiver to Credit Agreement (the “Second Amendment”) is made as of the 5th day of September, 2008 by and between Bank of America, N.A. (the “Lender”), a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110 and iRobot Corporation, a Delaware corporation with its principal place of business at 8 Crosby Drive, Bedford, Massachusetts 01730 (the “Borrower”) in consideration of the mutual covenants contained herein and benefits to be derived herefrom:
W I T N E S S E T H
          WHEREAS, the Lender and the Borrower, have entered into a certain loan arrangement, which loan arrangement is evidenced by, among other documents and instruments, a certain Credit Agreement dated June 5, 2007 (as amended, the “Agreement”);
          WHEREAS, Borrower and the Lender have agreed to amend certain terms and provisions of the Agreement and waive certain covenants all as set forth herein.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower hereby agree as follows:
     1. All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Agreement.
     2. Section 2.01 of the Agreement is hereby deleted in its entirety and replaced with the following:
2.01 Loans.
     (a) Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of: (i) the amount of the Commitment or (ii) the Borrowing Base (as defined below); provided, however, that after giving effect to any borrowing, the Total Outstandings shall not exceed the lesser of: (i) the Commitment or (ii) the Borrowing Base (as defined below). Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. A Loan may be a Base Rate Loan or a Eurodollar Rate Loan, as further provided herein.

     (b) The term “Borrowing Base” as used herein shall mean the sum of the following:
     (i) Seventy (70%) percent of the unpaid face amount of Qualified Accounts (as defined below) or such other percentage thereof as may from time to time be fixed by Lender upon at least five (5) Business Days prior notice to Borrower, if Lender determines in its reasonable judgment that there has been a change in circumstances relating to any or all Accounts from those circumstances in existence on or prior to the date hereof, PLUS
     (ii) Fifty (50%) percent of the cost or market value, whichever is lower, of all Eligible Inventory (as defined below) consisting of finished goods inventory, subassemblies, work-in-process, and components, or such other percentages of Eligible Inventory as may from time to time be fixed by Lender upon at least five (5) Business Days prior notice to Borrower, if Lender determines in its reasonable judgment that there has been a change in circumstances relating to any or all such Inventory from those circumstances in existence on or prior to the date hereof, MINUS
     (iii) One Hundred (100%) percent of the aggregate amount then undrawn on all Letters of Credit and acceptances issued pursuant to this Agreement for the account of the Borrower.
but in no event shall the sum of all loans plus the sum of the aggregate amount undrawn on all Letters of Credit and acceptances be in excess of the Commitment.
     (c) The Borrowing Base formula set forth above is intended solely for monitoring purposes. The making of loans, advances, and credits by Lender to the Borrower in excess of the above described Borrowing Base formula is for the benefit of the Borrower and does not affect the obligations of Borrower hereunder; all such loans constitute Obligations and must be repaid by Borrower in accordance with the terms of this Agreement.
     (d) Whenever the outstanding principal balance of all loans exceed the Borrowing Base, Borrower shall promptly pay to Lender the excess of the outstanding principal balance of the loans over the Borrowing Base.
     (e) The term “Qualified Account”, as used herein, means an account (the “Account”) owing to Borrower which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full, unless otherwise agreed by the Lender and the Borrower:
     (i) The Account is: not more than ninety (90) days from the date of the invoice thereof.
     (ii) The Account arose from the performance of services or an outright sale of goods by Borrower, such goods have been shipped to the account debtor, and Borrower has possession of, or has delivered to Lender, shipping and delivery receipts evidencing such shipment.
     (iii) The Account is not subject to any prior assignment, claim, lien, or security interest, and Borrower will not make any further assignment thereof or create any further security interest therein, nor permit Borrower’s rights therein to be reached by attachment, levy, garnishment or other judicial process.
     (iv) The Account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment and discounts and allowances that are customary and taken in the ordinary course of business, and the account debtor has not complained as to his liability thereon.
     (v) The Account arose in the ordinary course of Borrower’s business and did not arise from the performance of services or a sale of goods to a supplier or employee of the Borrower.
     (vi) No notice of bankruptcy or insolvency of the account debtor has been received by or is known to the Borrower.
     (vii) The Account is not owed by an account debtor: (I) whose principal place of business is outside the United States of America or Canada, or (II) if outside the United States or Canada is not owed directly by a sovereign nation which are not supported by credit insurance in form and substance reasonably satisfactory to the Lender.
     (viii) The Account is not owed by an entity which is a parent, brother/sister, subsidiary or affiliate of Borrower.
     (ix) The Account when aggregated with all of the Accounts of that account debtor does not exceed fifty (50%) percent of the then aggregate of Qualified Accounts.

     (x) The Account is not evidenced by a promissory note.
     (xi) The Account did not arise out of any sale made on a bill and hold, dating or delayed shipment basis.
     (xii) The Account does not arise out of a progress billing prior to completion of the order therefore, with the exception of progress billings for work completed under U.S. Government cost-reimbursable contracts.
     (xiii) Lender has not notified Borrower that Bank, in accordance with its normal credit policies, has deemed the Account to be unacceptable for any reason.
PROVIDED THAT if at any time fifty (50%) percent or more of the aggregate amount of the Accounts due from any account debtor are unpaid in whole or in part more than ninety (90) days from the respective dates of invoice, from and after such time none of the Accounts (then existing or hereafter arising) due from such account debtor shall be deemed to be Qualified Accounts until such time as all Accounts due from such account debtor are (as a result of actual payments received thereon) no more than ninety (90) days from the date of invoice; Accounts payable by Borrower to an account debtor shall be netted against Accounts due from such account debtor and the difference (if positive) shall constitute Qualified Accounts from such account debtor for purposes of determining the Borrowing Base (notwithstanding paragraph (iv) above); characterization of any Account due from an account debtor as a Qualified Account shall not be deemed a determination by Lender as to its actual value nor in any way obligate Lender to accept any Account subsequently arising from such account debtor to be, or to continue to deem such Account to be, a Qualified Account; it is Borrower’s responsibility to determine the creditworthiness of account debtors and all risks concerning the same and collection of Accounts are with Borrower; and all Accounts whether or not Qualified Accounts constitute Collateral.
     (f) The term “Eligible Inventory”, as used herein, means Borrower’s finished goods, subassemblies, work-in-process, and components, which are initially and at all times until sold: new and unused (except, with Lender’s written approval, used equipment held for sale or lease), in first-class condition, merchantable and saleable through normal trade channels; at a location which has been identified in writing to Lender; owned by Borrower free and clear of any lien except in favor of Lender; not obsolete; not scrap, waste, defective goods and the like; have been produced by Borrower or its suppliers in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders promulgated thereunder; not stored with a bailee, warehouseman or similar party unless Lender has given its prior written consent thereto and have not been designated by Lender (with notice thereof to Borrower), in accordance with its normal credit policies, as unacceptable for any reason by notice to Borrower.
     (g) At any time that a Loan is outstanding the Borrower shall provide the Lender monthly, within twenty (20) days after the close of each calendar month, with a borrowing base certificate in form and substance satisfactory to the Lender.
     3. Section 7.11(b) of the Agreement is hereby waived for the quarters ending March 29, 2008 and June 28, 2008.
     4. Section 7.11(b) of the Agreement is hereby deleted in its entirety.
     5. Except as expressly amended hereby, the remaining terms and conditions of the Agreement and all documents and instruments executed in connection therewith are hereby expressly ratified and confirmed.
     6. The Borrower acknowledges and agrees that it has no claims, counterclaims, off-sets, defenses or causes of action against the Lender with respect to amounts outstanding under the Agreement. To the extent such claims, counterclaims, off-sets, defenses and/or causes of action should exist, whether known or unknown, at law or in equity, the Borrower hereby WAIVES same and RELEASES the Lender from any and all liability in connection therewith.
     7. The wavier contained in this Second Amendment is a one-time waive of the aforesaid financial covenant and shall not be deemed either a continuing waiver of such financial covenant or a waiver of any other provisions of the Agreement.
     8. Miscellaneous.
a.	The Borrower shall execute and deliver to the Lender such additional documents, instruments, and agreements that the Lender may require in order to give effect to, and implement the terms and conditions of this Second Amendment.

b.	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original and all of which together shall constitute one instrument.

c.	This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provision hereof.

d.	The Borrower shall pay on demand all reasonable costs and expenses of the Lender including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of the Second Amendment.
     9. It is intended that this Second Amendment take effect as an instrument under seal as of the date first written above.

Witnessed by:	iROBOT CORPORATION

/s/ Paul Tavalone	By:	/s/ John J. Leahy Name: John J. Leahy
Title: EVP, Chief Financial Officer
Signatures continued on next page

BANK OF AMERICA, N.A.
By:	/s/ Richard MacDonald
	Name:	Richard MacDonald
	Title:	Vice President